THE BANK OF NOVA SCOTIA
                           c/o The Bank of Nova Scotia
                              580 California street
                                   Suite 2100
San Francisco, California 94104



                                                                  May, 1999
Las Vegas Sands, Inc.
Venetian Casino Resort, LLC
201 East Sands Avenue
Las Vegas, NV 89109

                        Re:   Venetian Credit Agreement
                              -------------------------
Ladies and Gentlemen:

         Reference is made to the Credit Agreement dated as of November 14, 1997 (such agreement as amended, supplemented or otherwise modified from time to time, the "Credit Agreement") among Las Vegas Sands, Inc. and Venetian Casino Resort, LLC (each a "Borrower" and jointly and severally, "Borrowers"), the Lenders listed therein, Goldman Sachs Credit Partners L.P., as Arranger and Syndication Agent and The Bank of Nova Scotia, as Administrative Agent. Capitalized terms used herein and not defined herein shall have the meanings set forth in the Credit Agreement.

         Pursuant to Section 2.1 A (ii) of the Credit Agreement, Borrowers have requested the Scotiabank increase its Revolving Loan Commitment by $20,000,000 and Scotiabank has agreed to do so on the terms and conditions set forth herein. As a result of such increase, a temporary imbalance may exist among the outstanding Revolving Loans of Lenders and their respective Pro Rata Shares and, accordingly, Borrowers and Requisite Lenders wish to agree upon certain procedures to eliminate such imbalances as promptly as reasonably possible and to allocate interest on the Revolving Loans and commitment fees for the period of such imbalance in a manner consistent with the provisions of the Credit Agreement which would apply if no such imbalance existed.

         1. Scotiabank hereby agrees to increase its Revolving Loan Commitment to an aggregate of $22,352,941.18 effective on the Opening Date. Concurrently herewith, and as a condition to such increase, Borrowers shall (a) issue to Scotiabank a replacement Revolving Loan Note against delivery of Scotiabank's existing Revolving Loan Note for cancellation, which replacement Revolving Loan Note shall be secured by the Deeds Trust, as amended, (b) execute, acknowledge and file amendments to the Deeds Trust to reflect the increase in the Revolving Loan Commitment, and (c) deliver to Agent endorsements to the existing title policy in favor of Agent and Lenders (i) increasing the insured amount thereunder to include

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such increase in the Revolving Loan Commitments and (ii) bringing the effective date of such title policy down to the date of issuance of the replacement Revolving Loan Note. It is also a condition to such increase in Scotiabank's Revolving Loan Commitment that the Mall Release Date shall have occurred.

         2. Following such increase in the Revolving Loan Commitment of Scotiabank, the Revolving Loan Commitments of each Lender, and the adjusted Pro Rata Shares of the Lenders with respect to Revolving Loans and Revolving Loan Commitments, will be as set forth on Schedule 1 hereto.

         3. Borrowers and Requisite Lenders hereby acknowledge and agree that, following the increase in Scotiabank's Revolving Loan Commitment, and the adjustments in the Pro Rata Shares with respect to Revolving Loans and Revolving Loan Commitments set forth above, the lenders with Revolving Loans outstanding other that Scotiabank (the "Other Lenders") may temporarily have Revolving Loans outstanding, which exceed their respective Pro Rata Shares of the aggregate Revolving Loans the outstanding, and Scotiabank may have Revolving Loans outstanding which are less than its Pro Rata Share of the aggregate Revolving Loans then outstanding, and such temporary imbalances in outstanding Revolving Loans shall be permitted for a period not to exceed 95 days from the date of effectiveness of the increase in Scotiabank's Revolving Loan Commitment, provided that during the period of such imbalance fundings and repayments of Revolving Loans are made in accordance with Section 4 below (and the other terms and conditions of the Credit Agreement to the extent not overridden by such provisions) and with respect to the period in which such imbalance exists interest and commitment fees attributable to Revolving Loans and Revolving Loan Commitments shall be allocated among and paid to the Lenders with Revolving Loan Commitment as provided in Section 5 below.

         4. Borrowers and Requisite Lenders hereby agree that notwithstanding any provision of the Credit Agreement to the contrary, until the outstanding Revolving Loans of each Lender are equal to such Lender's Pro Rata Share of the aggregate Revolving Loans then outstanding, all repayments of Revolving Loans shall be applied to the Revolving Loans of the Other Lenders and all advances of Revolving Loans shall be funded by any Lenders whose Revolving Loans outstanding are less than their respective Pro Rata Shares of the aggregate Revolving Loans outstanding, so that any imbalance between the Revolving Loans of any Lender outstanding and its Pro Rata Share of the total Revolving Loans outstanding is eliminated as quickly as possible. For purposes hereof, any repayment of funding of Revolving Loans may be treated as two payments or two funding (as applicable) with one portion of such repayment or borrowing (necessary to achieve balance among the Lenders respective outstanding Revolving Loans and Revolving Loan Commitments) funded or paid as provided in the preceding sentence and a second portion funded or paid in accordance with the Lender's Pro Rata Shares. The provisions of this Section 4 are only intended to alter the allocation of funding obligations and allocation of repayments among Lenders with Revolving Loan Commitments until Balance is restored among such Lenders with respect to their Revolving Loans outstanding and their respective revolving Loan Commitments, and is not intended to modify any other terms and conditions of the Credit Agreement or the allocation of funding obligations or repayment rights after such balance has been restored.

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         5. Borrowers and Requisite Lenders hereby further agree that, notwithstanding any provision of the Credit Agreement to the contrary, with respect to the period (if any) during which the Revolving Loans of any Lender outstanding are not equal to such Lender's Pro Rata Share of the total Revolving Loans then outstanding (a) interest on Revolving Loans shall be paid to each Lender With Revolving Loans outstanding based upon the percentage the Revolving Loans of such Lender then outstanding bears to the aggregate Revolving Loans of all Lenders then outstanding and (b) commitment fees with respect to Revolving Loan Commitments shall be paid to each Lender based upon the percentage the unused Revolving Loan Commitment of such Lender for the relevant period bears to the aggregate unused Revolving Loan Commitments of all Lenders for such period. The provisions of this Section 5 are only intended to alter the allocations of the payment of interest and commitment fees with respect to Revolving Loans with respect to the period (if any) during which there is an imbalance between the Revolving Loans of and Lender then outstanding and its Pro Rata Share, and is not intended to modify such allocation with respect to any other period or to modify any other terms of the Credit Agreement.

         6. The terms of this letter agreement and any modifications to the terms of the Credit Agreement set forth herein shall be limited precisely as written and nothing in this letter agreement shall be deemed to constitute waiver or modification of any term on the Credit Agreement in any other instance of for any other purpose or a waiver of modification of any other terms or conditions of the Credit Agreement. Except as expressly set forth herein, all of the terms, provisions and conditions of the Credit Agreement remain in full force and effect and are hereby ratified and confirmed.

         7. This letter agreement may be executed in counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts shall constitute but one and the same instrument; signature pages may be detached from multiple separate counterparts and attached to single counterpart so that all signature pages are physically attached to the same document. This letter agreement shall become effective upon the execution of counterparts hereof by Borrowers and Lenders constituting Requisite Lenders and execution of the attached consent by each Guarantor. The effectiveness of the increase in Scotiabank's Revolving Loan Commitment as provided in Section 1 hereof is also subject to the satisfaction of the conditions precedent set forth in Section 1.

         8. This letter agreement shall be governed by, and shall be construed in accordance with, the internal laws of the State of New York, without regard to conflicts of laws principles.

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         To indicate your agreement with the foregoing, please sign in the space indicated below.


                  THE BANK OF NOVA  SCOTIA, as Administrative Agent and a Lender


                  By: ______________________________________
                           Name:    /s/ Alan Pendergast
                           Title:   Relationship Manager


BORROWERS:

                  LAS VEGAS SANDS, INC.


                  By: ______________________________________
                           Name:    /s/ David Friedman
                           Title:   Secretary


                  VENETIAN CASINO RESORT, LLC

                  By:      Las Vegas Sands, Inc., its Managing Member


                  By: ______________________________________
                           Name:    /s/ William P. Weidner
                           Title:   President


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